                                                                   EXHIBIT 10.11

                           FIRST AMENDMENT TO LEASE

          This FIRST AMENDMENT TO LEASE (this "Amendment") is entered into as of March 31, 2000, by and between BLAZE SOFTWARE, INC., a California corporation ("Tenant"), and SJ PLAZA, LLC, a Delaware limited liability company ("Landlord"), with reference to the following facts:

          A. Landlord and Tenant entered into that certain Office Lease, dated as of November 12, 1999 (the "Lease"), for the lease by Tenant of approximately 27,586 square feet of space in Suites 800 and 900 in the building at 150 Almaden Blvd., San Jose, California, as more particularly described in the Lease (the "Original Leased Premises"). All capitalized terms referred to in this Amendment shall have the same meaning defined in the Lease, except where expressly defined to the contrary in this Amendment.

          B. The parties desire to amend the Lease to reflect the lease by Tenant of additional space, upon the following terms and conditions.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

           1.   Expansion Space. Tenant desires to lease the space in Suite 1000
                ---------------
in the Building, which contains approximately 13,822 square feet of Rentable Area, as outlined in Exhibit A attached hereto as the expansion space (the "Expansion Space"). Effective as of the Expansion Commencement Date (as defined below), Landlord leases to Tenant, and Tenant leases from Landlord, the Expansion Space on the terms and conditions set forth in the Lease, except as amended by this Amendment. As of the Expansion Commencement Date, the Leased Premises shall mean the Original Premises and the Expansion Space, which together contain approximately 41,408 square feet of Rentable Area.

                1.1   Commencement Date for the Expansion Space. The
                      -----------------------------------------
commencement of the Term of the Lease for the Expansion Space shall be the date Landlord delivers possession of the Expansion Space to Tenant ("Expansion Commencement Date") regardless of the status of the construction of the New Tenant Improvements and even if Tenant is unable to physically occupy the Expansion Space at the time. The parties acknowledge that the Expansion Commencement Date will be the day following the last day of the term of the lease for the Expansion Space with PriceWaterhouseCoopers, LLP pursuant to an amendment of the lease between Landlord and PriceWaterhouseCoopers, LLP that is a condition precedent to this Amendment as provided in section 7 hereof. Upon request by Landlord, Tenant agrees to execute any acknowledgment or confirmation to further evidence the actual Expansion Commencement Date, but the failure to execute such a document shall not delay the Expansion Commencement Date.

                1.2   Term. The Term of the Lease for the Original Leased
                      ----
Premises is hereby extended to March 31, 2006. Landlord and Tenant hereby agree that the Term of the lease for the Expansion Space shall commence on the Expansion Commencement Date and shall expire on

March 31, 2006, regardless of any delay in the construction of the New Tenant Improvements or any delay in the Expansion Commencement Date.

                1.3   Delay in Delivery. If Landlord, for any reason whatsoever,
                      -----------------
cannot deliver the right to possession of the Expansion Space by the Expansion Commencement Date, this Amendment and the Lease shall not be void or voidable, nor shall Landlord be liable for any loss or damage resulting therefrom, but in that event, the actual Expansion Commencement Date for the Expansion Space shall not occur until Landlord offers to deliver the right to possession of such space to Tenant, regardless of the status of construction of the New Tenant Improvements. Notwithstanding the foregoing, if the Expansion Commencement Date has not occurred by July 1, 2000, then Tenant shall have the right to terminate this Amendment, but not the Lease, upon written notice to Landlord within the earlier of (a) ten (10) days after receipt of written notice from Landlord that there will be a delay beyond July 1, 2000 in the Expansion Commencement Date, or
(b) July 11, 2000.

          1.4  Failure to Take Possession.  Tenant's inability or failure to
               --------------------------
accept possession of any portion of the Expansion Space when delivery is offered by Landlord shall not delay the Expansion Commencement Date for the Expansion Space or the date when Tenant must commence paying Rent for such space. Tenant acknowledges that Landlord shall incur significant expenses upon the execution of this Amendment, even if Tenant never takes possession of the Expansion Space, including, without limitation, loss of rental income, brokerage commissions and fees, legal or other professional fees. Tenant acknowledges that all of said expenses, in addition to all other expenses incurred and damages suffered by Landlord, shall be included in measuring Landlord's damages should Tenant fail to take possession as provided above.

          1.5  Condition and New Tenant Improvements.  Tenant agrees to accept
               -------------------------------------
possession of the Expansion Space in AS IS condition without the construction of any improvements or the grant of any allowances, except for the removal of any furniture and personal property of the previous tenant from the Expansion Space and the construction of the New Tenant Improvements as provided in Exhibit B
                                                                   ---------
attached hereto.

          1.6  Measurement.  Landlord further reserves to itself the right to
               -----------
re-measure the Rentable Area of the Expansion Space at any time prior to December 31, 2000 and such re-measurement shall be based on the definition of Rentable Area in the Lease. If such re-measurement indicates a square footage of Rentable Area in the Expansion Space that is more or less than 13,822 square feet, the parties agree that the Minimum Monthly Rent for the Expansion Space and Tenant's Share will be adjusted to reflect such corrected square footage amount and any overpayment or underpayment of Minimum Monthly Rent for the Expansion Space shall be paid by the applicable party within thirty (30) days after notice from Landlord of such calculation. Any such re-measurement by Landlord shall be subject to the reasonable approval of Tenant within ten (10) days after receipt of notice of the re-measurement and supporting calculation. If the parties do not agree and cannot resolve the dispute within twenty (20) days after notice of Tenant's disapproval, then the matter shall be resolved by Landlord's architect whose decision shall be binding on the parties. If either party so requests, such adjustments will be reflected in a Lease amendment executed by both Landlord and Tenant.

     2.   Minimum Monthly Rent.  From and after the Expansion Commencement Date,
          --------------------
the Minimum Monthly Rent for the Original Leased Premises and the Expansion Space shall be as follows:

-------------------------------------------------------------------------------------------------------
     Time Period                 Original Leased Premises      Expansion Space                 Total
-------------------------------------------------------------------------------------------------------
Expansion                             $  86895.90                 $53,214.70                $140,110.60
 Commencement Date
- 3/31/01
-------------------------------------------------------------------------------------------------------
4/1/01 - 3/31/02                      $ 90,371.74                 $54,811.14                $145,182.88
-------------------------------------------------------------------------------------------------------
4/1/02 - 3/31/03                      $ 93,986.61                 $56,455.47                $150,442.08
-------------------------------------------------------------------------------------------------------
4/1/03 - 3/31/04                      $ 97,746.07                 $58,149.14                $155,895.21
-------------------------------------------------------------------------------------------------------
4/1/04 - 3/31/05                      $101,655.91                 $59,893.61                $161,549.52
-------------------------------------------------------------------------------------------------------
4/1/05 - 3/31/06                      $123,033.56                 $61,690.42                $184,723.98
-------------------------------------------------------------------------------------------------------

     Prior to the Expansion Commencement Date, Tenant shall continue to pay Minimum Monthly Rent based on the terms of the Lease for the Original Leased Premises. Concurrent with its execution of this Amendment, Tenant agrees to pay $53,214.70 to Landlord as prepaid rent for the first month's adjusted Minimum Month Rent for the Expansion Space.

     3.   Tenant's Share.  From and after Expansion Commencement Date, Tenant's
          --------------
Share shall be 20.53% (i.e., 41,408 square feet of Rentable Area for the Leased Premises consisting of the Original Leased Premises and the Expansion Space divided by 201,748 square feet of Rentable Area for the Building), and Tenant shall pay all additional Rent that is based on Tenant's Proportionate Share based on such increased percentage for Tenant's Propionate Share.

     4.   Security Deposit.  Tenant has previously made a Security Deposit under
          ----------------
the Lease in the amount of $434,480.00 in the form of a Letter of Credit as provided in Addendum No. 1 comprising a part of the Lease. Concurrent with its execution of this Lease, Tenant shall pay an additional $266,073.00 for a total Security Deposit of $700,553.00.

          (a) Form.  The additional amount for the Security Deposit shall be in
              ----
cash or in the form of a Letter of Credit in accordance with the provisions of sections 5 and 5.1 of Addendum No. 1 comprising a part of the Lease. If Tenant elects to provide the additional amount in the form of the Letter of Credit, Tenant may elect to provide a separate Letter of Credit for the additional amount required hereunder, or amend the existing Letter of Credit that Tenant provided for the initial Security Deposit or obtain a replacement Letter of Credit for the total amount of the Security Deposit required under this Amendment (in which case of a replacement Letter of Credit, Landlord agrees to surrender the original Letter of Credit promptly after it receives the new Letter of Credit).

          (b) Reduction after Time.  Section 5.2 of Addendum No. 1 is hereby
              --------------------
amended in its entirety as set forth in this paragraph. The amount of the Security Deposit may be reduced by $140,110.60 after each of the first four annual anniversary dates commencing April 1, 2001; provided that (i) a default (after notice and the expiration of the applicable cure period) by Tenant of any provision of the Lease does not exist and no such default or breach occurred during the year immediately prior to the effective date of the reduction under this section; and (ii) at no time shall the Security Deposit be less than $140,110.60. If Tenant is entitled to reduce the amount of the Letter of Credit pursuant to this paragraph and Tenant delivers to Landlord written notice of its request to so reduce the amount of the Security Deposit, then Tenant may, not less than (10) days after Landlord's receipt of such notice, either obtain and deliver a new or amended Letter of Credit to replace or amend, as the case may be, the then existing Letter of Credit, in an amount required under this section.

     5.   5.   Option to Extend.  The option to extend the Term provided to
               ----------------
Tenant in Section 3 of Addendum No. 1 is applicable to all of the Leased Premises (i.e., the Original Premises and the Expansion Space). Under no circumstances shall Tenant be able to exercise said option to extend for less than all of the Leased Premises, as amended by this Amendment.

     6.   Parking.  In addition to the parking spaces available to Tenant under
          -------
section 2.1 of Addendum No. 1 comprising a part of the Lease, Tenant shall have the right to 27 parking spaces on levels P2 and P3 of the main parking garage at Park Center Plaza for the Term of the Lease, as amended by this Amendment at the then prevailing market rate as set forth by the tenant and/or operator of such Parking Garage. All of the other terms and provisions of section 2 and sections
2.2 through 2.6 of said Addendum No. 1 shall be applicable to the 27 parking spaces available hereunder. Landlord shall have the right in its sole and absolute discretion to cause a valet and tandem parking program to be implemented at the Parking Garage. Tenant agrees to cooperate with such program.

     7.   Condition Precedent.  The Expansion Space is currently leased to
          -------------------
PriceWaterhouseCoopers, LLP pursuant to a separate lease agreement between said existing tenant and Landlord. This Amendment, but not the Lease, is conditioned upon Landlord and PriceWaterhouseCoopers, LLP executing and delivering a written amendment to the existing lease between said parties to reflect the surrender and termination of the lease of the Expansion Space by PriceWaterhouseCoopers, LLP and otherwise on terms and in a form satisfactory to Landlord and PriceWaterhouseCoopers, LLP in each party's sole and absolute discretion. Landlord shall notify Tenant if this condition has been satisfied within thirty
(30) days after the date of this Amendment has been executed and delivered by Landlord (which shall be evidenced by the date inserted below Landlord's signature to this Amendment), unless the parties agree in each party's sole and absolute discretion to extend the time for this condition to be satisfied. If Landlord notifies Tenant that this condition has not be satisfied as provided above, then either party shall have the right to terminate this Amendment, but not the Lease, upon written notice to the other within ten (10) days after the end of said thirty (30) day time period (as such time period may be extended as provided above.

     8.   General Provisions.
          ------------------

          8.1  Miscellaneous.  Landlord and Tenant each agree to execute any and
               -------------
all documents and agreements reasonably requested by the other party to further evidence or effectuate this Amendment. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. As amended hereby, the Lease shall remain in full force and effect. In case of any conflict between any term or provision of this Amendment and the Lease, the term or provision of this Amendment shall govern. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one agreement.

          8.2  Effectiveness.  The parties agree that the submission of a draft
               -------------
or copy of this Amendment for review or signature by a party is not intended, nor shall it constitute or be deemed, by either party to be an offer to enter into a legally binding agreement with respect to the subject matter hereof and may not be relied on for any legal or equitable rights or obligations. Any draft or document submitted by Landlord or its agents to Tenant shall not constitute a reservation of or option or offer in favor of Tenant. The parties shall be legally bound with respect to the subject matter hereof pursuant to the terms of this Amendment only if, as and when all the parties have executed and delivered this Amendment to each other. Prior to the complete execution and delivery of this Amendment by all parties, each party shall be free to negotiate the form and terms of this Amendment in a manner acceptable to each party in its sole and absolute discretion. The parties acknowledge and agree that the execution and delivery by one party prior to the execution and delivery of this Amendment by the other party shall be of no force and effect and shall in no way prejudice the party so executing this Amendment or the party that has not executed this Amendment.

          8.3  Authority.  Each party represents and warrants to the other that
               ---------
it is duly authorized to enter into this Amendment and perform its obligations without the consent or approval of any other party and that the person signing on its behalf is duly authorized to sign on behalf of such party.

  [the balance of this page has been intentionally left blank; signature page follows]

     IN WITNESS WHEREOF, this Amendment has been executed as of the date first set forth above.

LANDLORD:                                 TENANT:

SJ PLAZA, LLC                             BLAZE SOFTWARE, INC.,
a Delaware limited liability company      a California corporation


By: Divco West Group, LLC,                By: /s/ Gary Shroyer
                                             --------------------------------
    a Delaware limited liability company  Name:   Gary Shroyer
                                               ------------------------------
    Its Agent                             Its:    CFO
                                               ------------------------------

                                          Dated: March 3l,2000

By: /s/ Scott L. Smithers
   -------------------------------
Name: Scott L. Smithers
     -----------------------------
Its: President
    ------------------------------

Dated: April 12, 2000

                                   EXHIBIT A
                                   ---------

                           [DIAGRAM OF RENTED SPACE]

                                   EXHIBIT B
                                   ---------
                    WORK LETTER FOR NEW TENANT IMPROVEMENTS
                    ---------------------------------------

     This Exhibit B forms a part of that certain First Amendment to Lease (the
          ---------
"Amendment") by and between SJ PLAZA, LLC, a Delaware limited liability company, as Landlord, and BLAZE SOFTWARE, INC., as Tenant, to which this Exhibit is attached. If there is any conflict between this Exhibit and the Amendment regarding the construction of the New Tenant Improvements (hereinafter defined), this Exhibit shall govern.

     1.   Defined Terms.  All defined terms referred to in this Exhibit shall
          -------------
have the same meaning as defined in the Amendment, except where expressly defined to the contrary.

     2.   Additional Definitions.  Each of the following terms shall have the
          ----------------------
following meaning:

          "Construction Budget"- An estimate of the Construction Costs for the
           -------------------
New Tenant Improvements prepared by Landlord as provided in this Exhibit.

          "Construction Costs"- All costs and expenses approved by Landlord to
           ------------------
construct the New Tenant Improvements, including all fees and expenses for:

          (a) architectural/space planning services utilized by Landlord in the preparation of any space plan;

          (b) architects, engineers and consultants in the preparation of the Preliminary Plans, Construction Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects of the Construction Plans, and for processing governmental applications and applications for payment, observing construction of the work, and other customary engineering, architectural, interior design and space planning services;

          (c) surveys, reports, environmental and other tests and investigations of the site and any improvements thereon;

          (d) labor, materials, equipment and fixtures supplied by the general contractor, its subcontractors and/or materialmen;

          (e) the furnishing and installation of all heating, ventilation and air conditioning duct work, terminal boxes, distributing defusers and accessories required for completing the heating, ventilation and air-conditioning system in the Expansion Space, including costs of meter and key control for after-hour usage, if required by Landlord;

          (f) all electrical circuits, wiring, lighting fixtures, and tube outlets furnished and installed throughout the Expansion Space, including costs of meter and key control for after-hour electrical power usage;

          (g) all window and floor coverings in the Expansion Space;

          (h) all fire and life safety control systems, such as fire walls, sprinklers and fire alarms, including piping, wiring and accessories installed within the Expansion Space;

          (i) all plumbing, fixtures, pipes and accessories installed within the Expansion Space;

          (j) fees charged by the city and/or county where the Building is located (including, without limitation, fees for building permits and plan checks) required for the Tenant improvement work in the Expansion Space;

          (k) supervision and administration expense, including the construction supervision fee payable to Landlord's agent and property manager and/or representative equal to seven (7%) of the Construction Costs;

          (l) all taxes, fees, charges and levies by governmental and quasi-governmental agencies for authorization, approvals, licenses and permits; and all sales, use and excise taxes for the materials supplied and services rendered in connection with the installation and construction of the New Tenant Improvements; and

          (m) all costs and expenses incurred to comply with all laws, rules, regulations or ordinances of any governmental authority for any work at the Building or Complex in order to construct the New Tenant Improvements.

     The term Construction Costs shall not include any fees, costs, expenses, compensation or other consideration payable to Tenant, or any of its officers, directors, employees or affiliates, or the cost of any of Tenant's furniture, artifacts, trade fixtures, telephone and computer systems and related facilities, or equipment.

          "Construction Plans" - The complete plans and specifications for the
           ------------------
construction of the New Tenant Improvements consisting of all architectural, engineering, mechanical and electrical drawings and specifications which are required to obtain all building permits, licenses and certificates from the applicable governmental authority(ies) for the construction of the New Tenant Improvements. The Construction Plans shall be prepared by duly licensed and/or registered architectural and/or engineering professionals selected by Landlord in its sole and absolute discretion, and in all respects shall be in substantial compliance with all applicable laws, rules, regulations, building codes for the city and county where the Building is located.

          "Force Majeure Delays" - Any delay, other than a delay caused by
           --------------------
Tenant, by Landlord in completing the New Tenant Improvements by reason of (i) any strike, lockout or other labor trouble or industrial disturbance (whether or not on the part of the employees of either party hereto), (ii) governmental preemption of priorities or other controls in connection with a national or other public emergency, civil disturbance, riot, war, sabotage, blockade, embargo, inability to secure customary materials, supplies or labor through ordinary sources by reason of regulation or order of any government or regulatory body, or (iii) shortages of fuel, materials, supplies or labor, (iv) lightning, earthquake, fire, storm, tornado, flood, washout explosion, inclement weather or any other similar industry-wide or Building-wide cause beyond the reasonable control of Landlord, or (v) any other cause, whether similar or dissimilar to the above, beyond Landlord's reasonable control. The time for performance of any obligation of Landlord to construct the New Tenant Improvements shall be extended at Landlord's election by the period of any delay caused by any of the foregoing events.

          "Landlord's Allowance" - An amount equal to $8.00 per square foot of
           --------------------
usable area in the Expansion Space based on the Architect's calculations of the usable area in the Expansion Space using the standard approved June 7, 1996 by the Building Owners and Managers Association International for measuring usable area in office buildings. Landlord's Allowance will be used by Landlord for the Construction Costs for the New Tenant Improvements, which sum shall be paid directly to the contracting parties entitled to payment. Any unused portion of Landlord's Allowance for the New Tenant Improvements shall remain the property of Landlord, and Tenant shall have no interest in said funds.

          "Substantial Completion," "Substantially Complete," "Substantially
           ----------------------    ----------------------    -------------
Completed" - The terms Substantial Completion, Substantially Completed and
---------
Substantially Complete shall mean when Landlord has delivered to Tenant a written notice stating that the New Tenant Improvements have been substantially completed substantially in accordance with the Construction Plans, except "punch list" items which may be completed without materially impairing Tenant's use of the Expansion Space or a material portion thereof.

          "New Tenant Improvements" - The improvements to be installed by
           -----------------------
Landlord in the Expansion Space substantially in accordance with the Construction Plans, which improvements shall be comparable in quality, design, type and layout of the Tenant Improvements (as defined in Exhibit C to the Lease) constructed by Landlord in the Original Leased Premises.

     3.   Preparation of Preliminary Plans and Construction Plans.
          -------------------------------------------------------

          3.1  Space Plan or Preliminary Plans.  Concurrent with its execution
               -------------------------------
of the Lease, Tenant shall submit to Landlord or its architect or designer all additional information, including occupancy requirements for the New Tenant Improvements in the Expansion Space ("Information"), necessary to enable the architect, designer or contractor to prepare a space plan or preliminary plans for the New Tenant Improvements containing all demising walls, corridors, entrances, exits, doors, interior partitions, and the locations of all offices, conference rooms, computer rooms, and other rooms and layout. Landlord shall be entitled to rely upon all plans, drawings and information supplied by or for Tenant in preparing the space plan or preliminary plans. Within five (5) days after receipt of the space plan or preliminary plans, Tenant shall notify Landlord in writing that (i) Tenant approved such space plan or preliminary plans; or (ii) Tenant disapproves such preliminary plans in the particular instances specified by Tenant in such notice (including, without limitation, the specific changes requested by Tenant). Tenant shall not unreasonably withhold its approval to the space plan or preliminary plans. The failure of Tenant to provide such written notice within said five (5) day period shall be deemed as approval by Tenant of such space plan or preliminary plans. The preliminary plans approved by the parties as provided above shall be referred to as the "Preliminary Plans."

          3.2  Construction Plans.  After approval of the Preliminary Plans,
               ------------------
Landlord shall cause to be prepared Construction Plans for the construction of the New Tenant Improvements and deliver the same to Tenant as soon as reasonably possible. Within five (5) days after receipt of the Construction Plans, Tenant shall notify Landlord in writing that (i) Tenant approved the Construction Plans; or (ii) Tenant disapproves the Construction Plans because they vary in design from the Preliminary Plans approved by Landlord and Tenant in the particular instances specified by Tenant in such notice (including, without limitation, the specific changes requested by Tenant). The failure of Tenant to provide such written notice within said five (5) day period shall be deemed as approval by Tenant of such plans.

     4.   Approval of the Construction Budget.  After approval of the
          -----------------------------------
Construction Plans by Landlord and Tenant as provided above, Landlord shall prepare the Construction Budget for the Construction Costs. The Construction Budget shall not be subject to the prior written approval of Tenant, unless the estimated Construction Costs exceed the amount of Landlord's Allowance. If the Construction Budget reflects Construction Costs in excess of Landlord's Allowance, Landlord shall deliver a copy of such Construction Budget to Tenant for its review and approval, which shall not be unreasonably withheld. Tenant shall notify Landlord in writing within five (5) days after receipt of the Construction Budget that (a) Tenant approves the Construction Budget, or (b) that Tenant disapproves of the Construction Budget because it varies from the Construction Plans or contains specific costs not contained within the meaning of Construction Costs. The failure of Tenant to provide such written notice within said five (5) day period shall be deemed an approval by Tenant. Tenant covenants and agrees to pay to Landlord the amount of the Construction Costs in excess of the Landlord's Allowance within the time period provided in section 6 of this Exhibit.

     5.   Construction of the New Tenant improvements.  Landlord shall construct
          -------------------------------------------
the New Tenant Improvements substantially in accordance with the Construction Plans. Landlord agrees to use its good faith efforts to construct the New Tenant Improvements with a commercially reasonable period of time after obtaining all permits for such work. The construction contract for constructing the New Tenant Improvements and the contractor(s) to perform the work shall be approved and/or selected, as the case may be, by Landlord at its sole and absolute discretion without the consent of Tenant. Tenant acknowledges and agrees that the New Tenant Improvements will not be completed by the Expansion Commencement Date, but such fact shall not relieve Tenant from the obligation to commence paying Rent from and after the date provided in the Amendment. Tenant acknowledges and accepts the various inconveniences that may be associated with the use of the Expansion Space and Common Areas during the construction of the improvements, such as construction obstacles, noise and debris, the passage of work crews, uneven air conditioning service and other typical conditions incident to the construction of improvements. Tenant agrees to cooperate with Landlord's Contractor and all subcontractors and workers performing work for the New Tenant Improvements. In connection therewith, Tenant acknowledges that it may have to vacate portions of the Expansion Space while the work is being performed. Tenant agrees that such inconveniences and annoyances shall not give Tenant any rights against Landlord pursuant to the Lease or the Amendment. During the construction of the improvements, Tenant shall continue to pay Minimum Monthly Rent, additional rent and all other charges and sums required under the Lease, as amended hereby.

     6.   Payment.  Landlord shall pay for the Construction Costs for the New
          -------
Tenant Improvements, not to exceed the amount of Landlord's Allowance. Tenant acknowledges and agrees that it shall be responsible for payment of all Construction Costs in excess of Landlord's Allowance, which payment shall be due and payable to Landlord within ten (10) days after approval (or deemed approval) of the Construction Budget under section 4 of this Exhibit, but in any event prior to the date Landlord executes any construction contract for the work or commences construction of the Tenant Improvements.

     7.   Changes.  Any changes in the Construction Plans or Construction
          -------
Budget, including, without limitation, any changes required by any applicable law, rule, regulation or ordinance, shall require the prior written consent of Landlord in its good faith discretion. Any changes requested by Tenant and approved by Landlord shall be prepared by Landlord's architect, engineer or contractor. The additional Construction Costs for such changes, including the cost to revise the Construction Plans, obtain any additional permits and construct any additional improvements required as a result thereof, and all other additional costs incurred by Landlord from resulting delays in completing the New Tenant Improvements, shall be paid out of Landlord's Allowance (only to the extent funds are available and not committed for payment of other Construction Costs). If such costs for changes exceed the Landlord's Allowance, such excess costs shall be paid by Tenant, at its sole cost and expense, to Landlord within ten (10) days after Tenant's receipt of notice from Landlord.
If Landlord does not receive such payment within said ten (10) day period, Landlord shall have the right, in addition to any other rights or remedies available under the Lease, at law or in equity, to (i) discontinue all or any portion of the work until it receives said payment; (ii) proceed with the other work not affected by such change until such payment is received; (iii) proceed with the work contemplated with such change; or (iv) proceed with the work without making such change; in which case the commencement or completion of such work shall not be deemed a waiver of Tenant's obligation to pay for same or any additional costs or expenses incurred as a result thereof. The cost of a change order and any resulting delay in connection and additional cost incurred as a result thereof shall be determined by Landlord's architect, which determination shall be binding upon the parties.

     8.   Acceptance of Work.  At the time Landlord notifies Tenant that the New
          ------------------
Tenant Improvements have been Substantially Completed, Tenant and Landlord will walk through the Expansion Space and prepare a punch list, if necessary, which sets forth any corrective work to be performed by Landlord; provided, however, that Tenant's obligation to pay Rent and other sums under the Lease, as amended by the Amendment, shall not be affected thereby. If the parties fail to prepare such punch list by such time period, Tenant agrees that it will conclusively be deemed to have inspected the work and found it to be in satisfactory condition, with all work required of Landlord completed.